                                                                     EXHIBIT 4.2

                              AMENDED AND RESTATED
                              --------------------

                                 CODE OF BYLAWS
                                 --------------

                                       OF
                                       --

                           MIKOHN GAMING CORPORATION
                           -------------------------

                                   ARTICLE I

                                    OFFICES
                                    -------

          Section 1.1.  Principal Office.  The registered office and principal
                        ----------------
office for the transaction of the business of the Corporation shall be in the City of Las Vegas, County of Clark, State of Nevada.

          Section 1.2.  Other Offices.  The Corporation may also have offices at
                        -------------
such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          Section 2.1.  Place.  Meetings of the stockholders of the Corporation
                        -----
shall be held at any place within or without the State of Nevada as may be designated by the persons or persons calling the meeting.

          Section 2.2.  Date.  Stockholders meetings shall be held at least
                        ----
annually on a date and time designated by the Board of Directors. All meetings of the stockholders shall be called solely by resolution of the Board of Directors, acting by not less than a majority of the entire Board, the Chairman of the Board or President. The power of stockholders to call a stockholders meeting for any purpose is specifically denied. Except as provided in Section 2.3(1), no business shall be transacted and no corporate action shall be taken at a meeting of the stockholders other than that stated in the notice of meeting. Failure to hold any stockholders meeting shall not work a forfeiture or dissolution of the Corporation.

          Section 2.3.  Notice of Meetings; Waiver.
                        --------------------------

          (1) Business shall be transacted at stockholders meetings only if it is (i) specified in a proper notice of the meeting (or any supplement thereto),
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting who gives advance notice as hereafter provided.


MIKOHN BYLAWS, Page 1 of 14

          (2) A stockholder may bring business before the meeting only if written notice of such stockholder's intent to do so is transmitted to, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than 75 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of the 75th day prior to the forthcoming meeting date and the close of business on the 30th day following the date on which the Corporation makes public disclosure of the meeting date).
Each notice given by such stockholder shall set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder who intends to propose such business; (iii) a representation that the stockholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to propose such business; and (iv) any material interest of the shareholder in such business.

          (3) If the facts show that business was not properly brought before the meeting in accordance with the foregoing provisions, the chairman of the meeting shall so determine and declare to the meeting, whereupon such business shall not be transacted. Public disclosure of the date of a forthcoming meeting may be made by the Corporation not only by the giving of the formal notice of the meeting but also by notice to a national securities exchange or to the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") (if the Corporation's common stock is then listed on such exchange or quoted on NASDAQ), by filing a report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (if the Corporation is then subject thereto), by a mailing to stockholders, or by a general press release.

          (4) Any action required to be taken or which may be taken at any meeting of stockholders of the Corporation may be taken without a meeting if authorized by the written consent of stockholders holding at least 60% of the voting power.

          Section 2.4.  Quorum.  A majority of the shares entitled to vote,
                        ------
represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. The stockholders present at a duly noticed and authorized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders, unless a greater number is required by applicable law.

          Section 2.5.  Proxies.  A stockholder may vote either in person or by
                        -------
proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its creation, unless otherwise provided in the proxy and allowed by law.


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

          Section 2.6.  Telephonic Meetings.  Stockholders may participate in a
                        -------------------
meeting of stockholders by means of telephonic conference or similar method of communication by which all persons participating in the meeting can hear each other only upon approval of the Secretary of the Corporation, which approval may be withheld for any reason or no reason.

          Section 2.7.  Amendments.  Notwithstanding any other provision of
                        ----------
these Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law) the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal Section 2.2 or
Section 2.3 of this Article II.

                                  ARTICLE III

                             THE BOARD OF DIRECTORS
                             ----------------------

          Section 3.l.  Number and Qualification.  The business and affairs of
                        ------------------------
the Corporation shall be managed by a Board of Directors which shall be not less than three nor more than fifteen, the exact number to be fixed from time to time solely by resolution of the Board of Directors approved by not less than three-fourths (3/4) of the directors then in office, provided, however, that if all of the issued and outstanding shares of stock of the Corporation are owned beneficially and of record by less than three (3) shareholders, the number of directors may be less than three (3), but not less than the number of beneficial and record owners of the shares. Members of the Board of Directors shall hold office until their successors shall have been elected and qualified.

          Section 3.2.  Increase or Decrease in Board.  Newly created
                        -----------------------------
directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

          Section 3.3.  Removal.  At any meeting of stockholders of the
                        -------
Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of at least two-thirds (2/3) of the outstanding shares thereof, voting together as a single class, may remove such director or directors.

          Section 3.4.  Nominations.  Except as otherwise fixed by resolution of
                        -----------
the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the


MIKOHN BYLAWS, Page 3 of 14
rights of the holders of such Preferred Stock to elect directors, nominations for election of directors at an annual stockholders meeting or other meeting called for the purpose of electing directors shall be made either by the Board of Directors or by any shareholder of record entitled to vote for the election of directors who gives advance notice as hereafter provided.

          (1) A stockholder may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is transmitted to, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than (i) in the case of any annual meeting, 75 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of the 75th day prior to the forthcoming meeting date and the close of business on the 30th day following the date on which the Corporation makes public disclosure of the meeting date) and
(ii) in the case of any other meeting, the close of business on the 15th day following the date on which the Corporation first makes public disclosure of the meeting date. Each notice given by such stockholder shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to propose such business; (iii) a description of all arrangements or understandings between such stockholder and each nominee proposed by the stockholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Corporation if so elected.

          (2) If the facts show that a nomination was not properly made in accordance with the foregoing provisions, the chairman of the meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded. Public disclosure of the date of a forthcoming meeting may be made by the Corporation not only by the giving of the formal notice of the meeting but also by notice to a national securities exchange or to the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") (if the Corporation's common stock is then listed on such exchange or quoted on NASDAQ), by filing a report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (if the Corporation is then subject thereto), by a mailing to stockholders, or by a general press release.

          Section 3.5.  Location of Meetings.  Any meeting of the Board of
                        --------------------
Directors may be held either within or without the State of Nevada.

          Section 3.6.  Annual and Regular Meetings.  Immediately after the
                        ---------------------------
annual meeting of the stockholders, the Board of Directors may meet each year for the purpose of organization,


MIKOHN BYLAWS, Page 4 of 14
election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary. The Board of Directors may provide by resolution the place, date and hour for holding other regular meetings of the Board of Directors, which meetings may be held without notice other than by such resolution.

          Section 3.7.  Other Meetings.  Other meetings of the Board of
                        --------------
Directors may be held upon notice by letter, telegram, facsimile, cable, or radiogram, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the Chairman of the Board, President, Secretary, or any two (2) directors of the Corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

          Section 3.8.  Quorum.  A majority of the number of directors holding
                        ------
office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law, the Articles of Incorporation or these Bylaws.

          Section 3.9.  Written Consents.  Any action that may be taken at a
                        ----------------
meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such written consent shall be filed with the minutes of proceedings of the Board or committee.

          Section 3.10.  Committees.  The Board of Directors may, by resolution
                         ----------
passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified ;member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the posers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.


MIKOHN BYLAWS, Page 5 of 14

          Section 3.11.  Amendments.  Notwithstanding any other provision of
                         ----------
these Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law) the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal Section 3.2 or
Section 3.4 of this Article III.

          Section 3.12.  Compensation.  The Board of Directors shall have the
                         ------------
authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid either or both a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES
                                    -------

          Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by a means specified in Section 3.7 of these Bylaws. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent there to.

                                   ARTICLE V

                                  THE OFFICERS
                                  ------------

          Section 5.1.  Officers.  The officers of the Corporation shall consist
                        --------
of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be directors of the Corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the directors.

          Section 5.2.  Term and Vacancies.  The officers of the Corporation
                        ------------------
shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the


MIKOHN BYLAWS, Page 6 of 14

Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors; provided, however, if the Board of Directors approves a written employment agreement or amendment thereto which requires a super-majority vote for removal, the terms of the written employment agreement shall govern. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

          Section 5.3.  The Chairman of the Board of Directors.  The Chairman of
                        --------------------------------------
the Board of Directors, if there shall be such an officer, shall preside at all meetings of the directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

          Section 5.4.  The President.  The President shall have active
                        -------------
executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of stockholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation. In the absence of a Chairman of the Board of Directors, the President shall perform the duties specified in Section 5.3.

          Section 5.5.  Vice Presidents.  Vice Presidents shall perform such
                        ---------------
duties as this Code of Bylaws may provide or the Board of Directors may prescribe. Vice Presidents may be ranked in seniority and vested with such authority as the Board of Directors may prescribe.

          Section 5.6.  The Secretary.  The Secretary shall attend all meetings
                        -------------
of the stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the Corporation. He shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

          Section 5.7.  The Treasurer.  The Treasurer shall keep correct and
                        -------------
complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in reliable banks or other depositaries to be designated by the Board of Directors, and shall keep these accounts in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.


MIKOHN BYLAWS, Page 7 of 14

          Section 5.8.  Transfer of Authority.  In case of the absence of any
                        ---------------------
officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

          Section 5.9.  Salaries.  The salaries of all officers and agents of
                        --------
the Corporation shall be fixed by the Board of Directors.

                                  ARTICLE VI

                             CERTIFICATES OF SHARES
                             ----------------------

          Section 6.1.  Issuance of Shares.  The Board of Directors may
                        ------------------
authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate. The judgment of the Board of Directors as to the adequacy of the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable.

          Section 6.2.  Certificates Representing Shares.  Each holder of the
                        --------------------------------
shares of stock of the Corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

          Section 6.3.  Transfer of Stock.  The Corporation or any transfer
                        -----------------
agent shall register a transfer of a stock certificate presented to it for transfer if:

          (1)  Endorsement.  The certificate is properly endorsed by the
               -----------
registered holder or by his duly authorized attorney;

          (2)  Witnessing.  The endorsement or endorsements are witnessed by one
               ----------
witness unless this requirement is waived by the Secretary of the Corporation;

          (3)  Adverse Claims.  The Corporation has no notice of any adverse
               --------------
claims or has discharged any duty to inquire into any such claims;

          (4)  Collection of Taxes.  There has been compliance with any
               -------------------
applicable law relating to the collection of taxes; and


MIKOHN BYLAWS, Page 8 of 14

          (5)  Additional Requirements.  Any additional requirements imposed by
               -----------------------
any transfer agent of the Corporation shall have been complied with or satisfied.

          Section 6.4. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 6.5.  Lost, Stolen or Destroyed Certificates.  The Board of
                        --------------------------------------
Directors, or a transfer agent of the Corporation duly designated and authorized by the Board of Directors, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such transfer agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 6.6.  Transfer.  Upon the proper surrender to the Corporation
                        --------
or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 6.7.  Record Date.  In order that the Corporation may
                        -----------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6.8.  Registration.  The Corporation shall be entitled to
                        ------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends,


MIKOHN BYLAWS, Page 9 of 14
and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

                                   DIVIDENDS
                                   ---------

          Section 7.1.  Kind.  Dividends upon the shares of the Corporation,
                        ----
subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the laws of the State of Nevada. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Articles of Incorporation.

          Section 7.2.  Reserves.  Before payment of any dividend, there may be
                        --------
set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 7.3.  Fiscal Year.  The fiscal year of the Corporation shall
                        -----------
end on December 31, unless otherwise determined by the Board of Directors.

          Section 7.4.  Seal.  The corporate seal shall have inscribed thereon
                        ----
the name of the Corporation, the year of its organization and the words "Corporate Seal, Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                  NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS
                  --------------------------------------------

          All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Vice President, Secretary, or Treasurer. The Board of Directors may designate one or more persons, officers


MIKOHN BYLAWS, Page 10 of 14
or employees of the Corporation, who may, in the name of the Corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders meeting of the other corporation by the President of the Corporation, if he be present, or, in his absence, by the Secretary of the Corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the Corporation shall, by duly executed proxy, designate to represent the Corporation at such stockholders meeting.

                                   ARTICLE IX

                                INDEMNIFICATION
                                ---------------

          Section 9.1.  Indemnification of Directors and Officers.
                        -----------------------------------------

          (1) For purposes of this Article, (i) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (ii) "Proceeding" shall mean any threatened, pending, or completed action or suit (including without limitation an action, suit, or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

          (2) Each Indemnitee shall be indemnified and held harmless by the Corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability, and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

          (3) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators.

          (4) Expenses of officers and directors incurred in defending a Proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Notwithstanding the foregoing, the provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.


MIKOHN BYLAWS, Page 11 of 14

          Section 9.2.  Indemnification of Employees and Other Persons.  The
                        ----------------------------------------------
Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

          Section 9.3.  Non-Exclusivity of Rights.  The rights to
                        -------------------------
indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

          Section 9.4.  Insurance.  The Corporation may purchase and maintain
                        ---------
insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

          Section 9.5.  Other Financial Arrangements.  The other financial
                        ----------------------------
arrangements which may be made by the Corporation may include the following (1) the creation of a trust fund; (2) the establishment of a program of self-insurance; (3) the securing of its obligation of indemnification by granting a security interest or other lien or any assets of the Corporation; (4) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefor, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

          Section 9.6.  Other Matters Relating to Insurance or Financial
                        ------------------------------------------------
Arrangements.  Any insurance or other financial arrangement made on behalf of a
- ------------
person pursuant to this section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation. In the absence of fraud:

          (1) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (2) the insurance or other financial arrangement;

              (i)  is not void or voidable; and


MIKOHN BYLAWS, Page 12 of 14

             (ii) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

                   Section 9.7.  Amendment.  The provisions of this Article
                                 ---------
relating to indemnification, shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (1) the unanimous vote of the directors of the Corporation then serving, or (2) by the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors voting together as a single class; provided, however, that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

          Section 9.8.  Changes in Nevada Law.  References in this Article to
                        ---------------------
Nevada law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (1) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Corporation's Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (2) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                   ARTICLE X

                                   AMENDMENTS
                                   ----------

          Except as to those sections of these Bylaws requiring a super-majority vote to alter, amend or repeal, the stockholders or the Board of Directors may alter, amend, or repeal this Code of Bylaws or adopt a new Code of Bylaws upon the affirmative vote of a majority of either body. Those sections of these Bylaws requiring a super-majority vote to alter, amend, or repeal may be altered, amended or repealed only upon the affirmative vote of such super-majority.


MIKOHN BYLAWS, Page 13 of 14

          I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of MIKOHN GAMING CORPORATION as adopted on the 18th day of November, 1993.


                                 /S/ CHARLES H. McCREA, JR.
                                 _____________________________________
                                 Charles H. McCrea, Jr. Secretary

MIKOHN BYLAWS, Page 14 of 14